EXHIBIT 99


                 GENERATION DIVESTITURE - 1998 PRO-FORMA FINANCIAL STATEMENTS


ACQUISITION OR DISPOSITION OF ASSETS

        In October 1997, GPU announced its intention to begin a process to sell, through a competitive bid process, up to all of the fossil-fuel and hydroelectric generating facilities owned by the GPU Energy companies (Jersey Central Power & Light Company (JCP&L), Metropolitan Edison Company (Met-Ed), Pennsylvania Electric Company (Penelec)). These facilities, comprised of 26 operating stations, support organizations and development sites, total approximately 5,300 MW (JCP&L 1,900 MW; Met-Ed 1,300 MW; Penelec 2,100 MW) of capacity and have a net book value of approximately $1.1 billion (JCP&L $272 million; Met-Ed $283 million; Penelec $508 million) at December 31, 1998.

        In August 1998, after the completion of an auction process, Penelec and New York State Electric & Gas Corporation (NYSEG) entered into definitive agreements with Edison Mission Energy (Edison) to sell the Homer City Station for a total purchase price of approximately $1.8 billion. The Homer City Station is a 1,884 MW three unit coal-fired generation station located in Indiana County, Pennsylvania. In March 1999, the sale of Homer City to EME Homer City Generation, L.P., a subsidiary of Edison, was completed. Penelec and NYSEG each owned a 50% interest in the station and shared equally in the net sale proceeds.

        In November 1998, the GPU Energy companies entered into definitive agreements with Sithe Energies and FirstEnergy Corporation to sell all their remaining fossil-fuel and hydroelectric generating facilities other than JCP&L's 50% interest in the Yards Creek Pumped Storage Facility (Yards Creek) for a total purchase price of approximately $1.7 billion (JCP&L $442 million; Met-Ed $677 million; Penelec $604 million). Penelec's 20% undivided ownership interest in the Seneca Pumped Storage Facility (Seneca) is being sold to FirstEnergy for $43 million, which is included in this amount. The sales are expected to be completed by mid-1999, subject to the timely receipt of the necessary regulatory and other approvals. Sithe has agreed to assume the collective bargaining agreements covering union employees and to fill bargaining positions on the basis of seniority. Sithe has also agreed to use reasonable efforts to offer positions to GPU Generation, Inc. (Genco) non-bargaining employees. The GPU Energy companies have agreed to assume up to $20 million (JCP&L $7 million; Met-Ed $9 million; Penelec $4 million) of employee severance costs for employees not hired by Sithe.

        In October 1998, the GPU Energy companies entered into definitive agreements to sell Three Mile Island Unit 1 (TMI-1) to AmerGen Energy Company, LLC (AmerGen), which is a joint venture between PECO Energy and British Energy. Terms of the purchase agreements are summarized as follows:

-   The  total  cash  purchase  price  is  approximately  $100  million,   which
    represents $23 million to be paid at closing, and $77 million for the nuclear fuel in the reactor to be paid in five equal annual installments beginning one year after the closing. The purchase price and closing payment are subject to certain adjustments for capital expenditures and other items.

- AmerGen will make contingent payments of up to $80 million for the period January 1, 2002 through December 31, 2010 depending on the actual energy market clearing prices through 2010.

- GPU will purchase the energy and capacity from TMI-1 from the closing through December 31, 2001, at predetermined rates.

- At closing, GPU will make additional deposits into the TMI-1 decommissioning trusts to bring the trust totals up to $320 million and AmerGen will then assume all liability and obligation for decommissioning TMI-1.

- GPU will continue to own and hold the license for Three Mile Island Unit 2 (TMI-2). No liability for TMI-2 or its decommissioning will be assumed by AmerGen. AmerGen will, however, maintain TMI-2 under contract with GPU.

- AmerGen will employ all employees located at TMI-1 at closing, and will also have the opportunity to offer positions to GPU Nuclear, Inc.'s headquarters staff. GPU will be responsible for all severance payments associated with these employees for a one-year period following closing. AmerGen will assume the current collective bargaining agreement covering TMI-1 union employees.

        The sale is subject to various conditions, including the receipt of satisfactory federal and state regulatory approvals. Nuclear Regulatory Commission approval of the TMI-1 license transfer to AmerGen, as well as certain rulings from the Internal Revenue Service, will be necessary with respect to the maintenance or transfer of the decommissioning trusts. There can be no assurance as to the outcome of these matters.

        The net proceeds from these generation asset sales will be used to reduce the capitalization of the respective GPU Energy companies, repurchase GPU, Inc. common stock, fund previously incurred liabilities in accordance with the Pennsylvania settlement, and may also be applied to reduce short-term debt, finance further acquisitions, and reduce acquisition debt of the GPUI Group.


Financial Statements and Pro Forma Financial Information

        The following consolidated financial statements are filed with this exhibit:

Actual (audited) and Pro Forma (unaudited) Consolidated Balance Sheets at December 31, 1998 for:

        GPU, Inc. and Subsidiaries
        Jersey Central Power & Light and Subsidiary
        Metropolitan Edison Company and Subsidiaries
        Pennsylvania Electric Company and Subsidiaries

Actual (audited) and Pro Forma (unaudited) Consolidated Statements of Income For The Year Ended December 31, 1998 for:

        GPU, Inc. and Subsidiaries
        Jersey Central Power & Light and Subsidiary
        Metropolitan Edison Company and Subsidiaries
        Pennsylvania Electric Company and Subsidiaries

        The following major assumptions were used in preparing the pro forma financial statements of GPU, Inc., JCP&L, Met-Ed and Penelec:

        Assumes an asset sale date of January 1, 1998.

        A 41% effective tax rate.

        Estimate of selling/transaction costs considering costs already incurred and estimated future expenditures.

        Replacement  power  for the  facilities  sold is  assumed  to have  been
        purchased   at   $21.80/MWH    (the   average   1998    Pennsylvania-New
        Jersey-Maryland interchange rate).

        Capacity is assumed to be priced at $70/MW day.

        Assumes no change in rate structure during 1998 for Pennsylvania or New Jersey (JCP&L Levelized Energy Adjustment Clause and Pennsylvania deferral of above market nonutility generation still in effect).

        All gains and losses on the sales have been deferred except for the Federal Energy Regulatory Commission jurisdictional portion which is credited to retained earnings.

        TMI-1 decommissioning trust funds transferred to AmerGen and any gains not subject to taxation.

        The tax effect of the asset sales as it relates to depreciation has been analyzed and is reflected in the pro forma entries. The tax effect of other items (mainly employee benefits), which are expected to primarily affect the balance sheet, are not reflected in the pro forma entries.

        Pro forma entries are presented up to the point of receipt of cash proceeds. No assumptions were made regarding the utilization of proceeds, including Penelec First Mortgage Bond redemption and intended re-issuance of unsecured debt in the second quarter of 1999. A general statement on the use of proceeds is included in our general description of the transactions at the beginning of the exhibit.

Description of Pro-forma Adjustments

The Pro-forma financial statements reflect the following transactions:

1. The sale of the GPU Energy companies' assets as described above including the recording of the gain on the sale, reversal of related accumulated depreciation balances and deferral of the gain pending ratemaking determination.

2. The reversal of tax balances from the balance sheet related to the assets sold.

3. The recording of selling costs related to the sale (includes legal fees, advisory fees, employee benefits, etc.).

4. The removal from the income statement of fuel, depreciation and operations and maintenance expenses which would not have been incurred if assets were sold at January 1, 1998.

5. The recording of the effect of purchasing power and capacity from external sources which would have replaced the energy from the assets sold.

6. The elimination of the income statement tax effects of the generation assets sold assuming the sale was effective January 1, 1998.



                           GPU, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                December 31, 1998
                   -------------------------------------------
                                                                            (In Thousands)
ASSETS                                                           Actual       Adjustments       Pro Forma
                                                              -----------     -----------      -----------

Utility Plant:
  Utility plant in service                                    $11,025,439     $(2,480,900)     $ 8,544,539
  Accumulated depreciation                                     (4,460,341)      1,608,700       (2,851,641)
                                                               ----------      ----------      -----------
       Net utility plant in service                             6,565,098        (872,200)       5,692,898
  Construction work in progress                                    94,005         (26,300)          67,705
  Other, net                                                      145,792         (54,300)          91,492
                                                               ----------      ----------      -----------
       Net utility plant                                        6,804,895        (952,800)       5,852,095
                                                               ----------      ----------      -----------

Other Property and Investments:
  GPUI Group equity investments                                   682,125             -            682,125
  Goodwill, net                                                   545,262             -            545,262
  Nuclear decommissioning trusts, at market                       716,274        (174,600)         541,674
  Other, net                                                      356,282             -            356,282
                                                               ----------      ----------      -----------
      Total other property and investments                      2,299,943        (174,600)       2,125,343
                                                               ----------      ----------      -----------

Current Assets:
  Cash and temporary cash investments                              72,755       2,117,354        2,190,109
  Special deposits                                                 62,673             -             62,673
  Accounts receivable:
    Customers, net                                                286,278             -            286,278
    Other                                                         126,088          64,300          190,388
  Unbilled revenues                                               144,076             -            144,076
  Materials and supplies, at average cost or less:
    Construction and maintenance                                  155,827        (116,600)          39,227
    Fuel                                                           42,697         (42,469)             228
  Investments held for sale                                        48,473             -             48,473
  Deferred income taxes                                            47,521             -             47,521
  Prepayments                                                      76,021             -             76,021
                                                               ----------      ----------      -----------
      Total current assets                                      1,062,409       2,022,585        3,084,994
                                                               ----------      ----------      -----------

Deferred Debits and Other Assets:
  Regulatory assets, net:
    Competitive transition charge                               1,023,815             -          1,023,815
    Other regulatory assets, net                                2,882,413         (72,900)       2,809,513
  Deferred income taxes                                         2,004,278         573,900        2,578,178
  Other                                                           210,356          62,500          272,856
                                                               ----------      ----------      -----------
      Total deferred debits and other assets                    6,120,862         563,500        6,684,362
                                                               ----------      ----------      -----------


      Total Assets                                            $16,288,109     $ 1,458,685      $17,746,794
                                                               ==========      ==========      ===========


                                              5

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


                           GPU, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                      December 31, 1998
                   -------------------------------------------

                                                                            (In Thousands)
LIABILITIES AND CAPITALIZATION                                   Actual       Adjustments       Pro Forma
                                                              -----------     -----------      -----------
Capitalization:
  Common stock                                                $   331,958     $       -       $    331,958
  Capital surplus                                               1,011,310             -          1,011,310
  Retained earnings and accumulated
    other comprehensive income/(loss)                           2,199,121        (151,299)       2,047,822
                                                               ----------      ----------      -----------
       Total                                                    3,542,389        (151,299)       3,391,090
  Reacquired common stock, at cost                                (77,741)            -            (77,741)
                                                               ----------      ----------      -----------

       Total common stockholders' equity                        3,464,648        (151,299)       3,313,349
  Cumulative preferred stock:
    With mandatory redemption                                      86,500             -             86,500
    Without mandatory redemption                                   66,478             -             66,478
  Subsidiary-obligated mandatorily redeemable
    preferred securities                                          330,000             -            330,000
  Long-term debt                                                3,825,584             -          3,825,584
                                                               ----------      ----------      -----------
       Total capitalization                                     7,773,210        (151,299)       7,621,911
                                                               ----------      ----------      -----------

Current Liabilities:
  Securities due within one year                                  563,683             -            563,683
  Notes payable                                                   368,607             -            368,607
  Obligations under capital leases                                126,480         (54,300)          72,180
  Accounts payable                                                394,815         (25,200)         369,615
  Taxes accrued                                                    92,339         658,600          750,939
  Interest accrued                                                 81,931             -             81,931
  Deferred energy credits                                           2,411        (107,500)        (105,089)
  Other                                                           377,594          39,400          416,994
                                                               ----------      ----------      -----------
     Total current liabilities                                  2,007,860         511,000        2,518,860
                                                               ----------      ----------      -----------



Deferred Credits and Other Liabilities:
  Deferred income taxes                                         3,044,947        (131,700)       2,913,247
  Unamortized investment tax credits                              114,308           1,600          115,908
  Three Mile Island Unit 2 future costs                           483,515             -            483,515
  Nonutility generation contract loss liability                 1,803,820             -          1,803,820
  Other                                                         1,060,449       1,229,084        2,289,533
                                                               ----------      ----------      -----------
     Total deferred credits and other liabilities               6,507,039       1,098,984        7,606,023
                                                               ----------      ----------      -----------






      Total Liabilities and Capitalization                    $16,288,109     $ 1,458,685      $17,746,794
                                                               ==========      ==========      ===========



                                              6
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




                           GPU, Inc. and Subsidiaries
                        Consolidated Statements of Income
                   Actual (audited) and Pro Forma (unaudited)
                     For The Year Ended December, 31, 1998
                  ---------------------------------------------
                                                                               (In Thousands)

                                                                 Actual       Adjustments      Pro Forma
                                                              -----------     -----------      -----------
Operating Revenues                                            $4,248,792        $(163,000)      $4,085,792
                                                              -----------     -----------      -----------

Operating Expenses:
  Fuel                                                            407,105        (335,270)          71,835
  Power purchased and interchanged                              1,122,841         678,462        1,801,303
  Deferral of energy and capacity costs, net                      (25,542)       (107,500)        (133,042)
  Other operation and maintenance                               1,106,913        (216,346)         890,567
  Depreciation and amortization                                   522,094         (91,300)         430,794
  Taxes, other than income taxes                                  219,302            -             219,302
                                                              -----------     -----------      -----------
        Total operating expenses                                3,352,713         (71,954)       3,280,759
                                                              -----------     -----------      -----------
Operating Income Before Income Taxes                              896,079         (91,046)         805,033
  Income taxes                                                    238,241         (36,200)         202,041
                                                              -----------     -----------      -----------
  Operating Income                                                657,838         (54,846)         602,992
                                                              -----------     -----------      -----------
Other Income and Deductions:
  Allowance for other funds used during construction                  916            -                 916
  Equity in undistributed earnings/(losses)
   of affiliates                                                   72,012            -              72,012
  Other income, net                                                48,366            -              48,366
  Income taxes                                                     (1,848)           -              (1,848)
                                                              -----------     -----------      -----------
       Total other income and deductions                          119,446            -             119,446
                                                              -----------     -----------      -----------
Income Before Interest Charges and
 Preferred Dividends                                              777,284         (54,846)         722,438

Interest Charges and Preferred Dividends:
  Long-term debt                                                  318,396            -             318,396
  Subsidiary-obligated mandatorily
   redeemable preferred securities                                 28,888            -              28,888
  Other interest                                                   35,053            -              35,053
  Allowance for borrowed funds used
   during construction                                             (4,348)           -              (4,348)
  Preferred stock dividends of subsidiaries                        11,243            -              11,243
                                                              -----------     -----------      -----------
         Total interest charges and preferred dividends           389,232            -             389,232
                                                              -----------     -----------      -----------
Minority interest net income                                        2,171            -               2,171
                                                              -----------     -----------      -----------

Income Before Extraordinary Item                                  385,881         (54,846)         331,035
  Extraordinary item (net of income tax
   benefit of $16,300)                                            (25,755)           -             (25,755)
                                                              -----------     -----------      -----------
Net Income                                                     $  360,126     $   (54,846)         305,280
                                                              ===========     ===========      ===========

Basic-  Earnings Per Average Common Share
          Before Extraordinary Item                            $     3.03     $     (0.43)      $     2.60
        Extraordinary Item                                          (0.20)           -               (0.20)
                                                              -----------     -----------      -----------
        Earnings Per Average Common Share                      $     2.83        $  (0.43)      $     2.40
                                                              ===========     ===========      ===========
        Average Common Shares Outstanding (In Thousands)          127,093         127,093          127,093
                                                              ===========     ===========      ===========


Diluted-Earnings Per Average Common Share
          Before Extraordinary Item                            $     3.03         $ (0.43)      $     2.60
        Extraordinary Item                                          (0.20)           -               (0.20)
                                                              -----------     -----------      -----------

        Earnings Per Average Common Share                      $     2.83        $  (0.43)     $     2.40
                                                              ===========     ===========      ===========
        Average Common Shares Outstanding (In Thousands)          127,312         127,312          127,312
                                                              ===========     ===========      ===========


                                              7

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

               Jersey Central Power & Light Company and Subsidiary
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
               ----------------------------------------------------
                                December 31, 1998

                                                                            (In Thousands)
ASSETS                                                           Actual       Adjustments      Pro Forma
                                                              -----------     -----------      -----------
Utility Plant:
  Utility plant in service                                    $ 4,755,273     $  (606,800)     $ 4,148,473
  Accumulated depreciation                                     (2,217,108)        403,100       (1,814,008)
                                                              -----------     -----------      -----------
      Net utility plant in service                              2,538,165        (203,700)       2,334,465
  Construction work in progress                                    48,126          (6,100)          42,026
  Other, net                                                       98,491         (13,500)          84,991
                                                              -----------     -----------      -----------
      Net utility plant                                         2,684,782        (223,300)       2,461,482
                                                              -----------     -----------      -----------


Other Property and Investments:
  Nuclear decommissioning trusts, at market                       422,277         (48,300)         373,977
  Other, net                                                      126,467             -            126,467
                                                              -----------     -----------      -----------
      Total other property and investments                        548,744         (48,300)         500,444
                                                              -----------     -----------      -----------


Current Assets:
  Cash and temporary cash investments                               1,850         327,300          329,150
  Special deposits                                                  6,047             -              6,047
  Accounts receivable:
    Customers, net                                                152,120             -            152,120
    Other                                                          32,562           7,100           39,662
  Unbilled revenues                                                56,391             -             56,391
  Materials and supplies, at average cost or less:
    Construction and maintenance                                   79,863         (71,100)           8,763
    Fuel                                                           13,144         (13,144)             -
  Deferred income taxes                                            20,812             -             20,812
  Prepayments                                                      27,648             -             27,648
                                                              -----------     -----------      -----------
      Total current assets                                        390,437         250,156          640,593
                                                              -----------     -----------      -----------


Deferred Debits and Other Assets:
  Other regulatory assets, net                                    753,885         (47,500)         706,385
  Deferred income taxes                                           179,237          45,300          224,537
  Other                                                            25,037          15,600           40,637
                                                              -----------     -----------      -----------
      Total deferred debits and other assets                      958,159          13,400          971,559
                                                              -----------     -----------      -----------









      Total Assets                                            $ 4,582,122     $    (8,044)     $ 4,574,078
                                                              ===========     ===========      ===========



                                              8

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




               Jersey Central Power & Light Company and Subsidiary
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                December 31, 1998
               ----------------------------------------------------

                                                                            (In Thousands)
LIABILITIES AND CAPITALIZATION                                   Actual       Adjustments      Pro Forma
                                                              -----------     -----------      -----------

Capitalization:
  Common stock                                                $   153,713     $       -        $   153,713
  Capital surplus                                                 510,769             -            510,769
  Retained earnings and accumulated
    other comprehensive income/(loss)                             892,591         (25,400)         867,191
                                                              -----------     -----------      -----------
      Total common stockholder's equity                         1,557,073         (25,400)       1,531,673
  Cumulative preferred stock:
    With mandatory redemption                                      86,500             -             86,500
    Without mandatory redemption                                   37,741             -             37,741
  Company-obligated mandatorily redeemable
    preferred securities                                          125,000             -            125,000
  Long-term debt                                                1,173,532             -          1,173,532
                                                              -----------     -----------      -----------
      Total capitalization                                      2,979,846         (25,400)       2,954,446
                                                              -----------     -----------      -----------


Current Liabilities:
  Securities due within one year                                    2,512             -              2,512
  Notes payable                                                   122,344             -            122,344
  Obligations under capital leases                                 85,366         (13,500)          71,866
  Accounts payable:
    Affiliates                                                     40,861             -             40,861
    Other                                                          80,233          (4,200)          76,033
  Taxes accrued                                                     5,559          70,800           76,359
  Interest accrued                                                 26,678             -             26,678
  Deferred energy credits                                           2,411        (107,500)        (105,089)
  Other                                                           104,408          39,400          143,808
                                                               -----------     -----------      -----------
      Total current liabilities                                   470,372         (15,000)         455,372
                                                              -----------     -----------      -----------


Deferred Credits and Other Liabilities:
  Deferred income taxes                                           670,961         (33,600)         637,361
  Unamortized investment tax credits                               50,225             -             50,225
  Nuclear fuel disposal fee                                       141,270             -            141,270
  Three Mile Island Unit 2 future costs                           120,904             -            120,904
  Other                                                           148,544          65,956          214,500
                                                              -----------     -----------      -----------
      Total deferred credits and other liabilities              1,131,904          32,356        1,164,260
                                                              -----------     -----------      -----------








      Total Liabilities and Capitalization                    $ 4,582,122     $    (8,044)     $ 4,574,078
                                                              ==========      ==========       ===========




                                              9
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


               Jersey Central Power & Light Company and Subsidiary
                        Consolidated Statements of Income
                   Actual (audited) and Pro Forma (unaudited)
                      For The Year Ended December, 31, 1998
                   ------------------------------------------------------

                                                                             (In Thousands)

                                                                Actual        Adjustments       Pro Forma
                                                              -----------     -----------      -----------

Operating Revenues                                             $2,069,648      $ (109,700)      $1,959,948
                                                              -----------     -----------      -----------
 Operating Expenses:
  Fuel                                                             86,431         (59,211)          27,220
  Power purchased and interchanged:
    Affiliates                                                     57,643         (57,643)           -
    Others                                                        658,742         154,100          812,842
  Deferral of energy and capacity costs, net                      (25,542)       (107,500)        (133,042)
  Other operation and maintenance                                 485,054         (53,446)         431,608
  Depreciation and amortization                                   250,675          14,000          264,675
  Taxes, other than income taxes                                   94,586            -              94,586
                                                              -----------     -----------      -----------
       Total operating expenses                                 1,607,589        (109,700)       1,497,889
                                                              -----------     -----------      -----------

Operating Income Before Income Taxes                              462,059            -             462,059
  Income taxes                                                    164,445            -             164,445
                                                              -----------     -----------      -----------
Operating Income                                                  297,614            -             297,614
                                                              -----------     -----------      -----------

Other Income and Deductions:
  Allowance for other funds used during construction                  786            -                 786
  Other income, net                                                13,227            -              13,227
  Income taxes                                                     19,367            -              19,367
                                                              -----------     -----------      -----------
       Total other income and deductions                           33,380            -              33,380
                                                              -----------     -----------      -----------

Income Before Interest Charges                                    330,994            -             330,994
                                                              -----------     -----------      -----------

Interest Charges:
  Long-term debt                                                   87,261            -              87,261
  Company-obligated mandatorily
   redeemable preferred securities                                 10,700            -              10,700
  Other interest                                                   12,229            -              12,229
  Allowance for borrowed funds used
   during construction                                             (1,638)           -              (1,638)
                                                              -----------     -----------      -----------
       Total interest charges                                     108,552            -             108,552
                                                              -----------     -----------      -----------

Net Income                                                        222,442            -             222,442
  Preferred stock dividends                                        10,065            -              10,065
                                                              -----------     -----------      -----------
Earnings Available for Common Stock                            $  212,377     $      -          $  212,377
                                                              ===========     ===========      ===========








                                              10

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


                  Metropolitan Edison Company and Subsidiaries
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                December 31, 1998
                  ---------------------------------------------

                                                                            (In Thousands)

ASSETS                                                           Actual       Adjustments       Pro Forma
                                                              -----------     -----------      -----------

Utility Plant:
  Utility plant in service                                    $ 2,247,627      $ (772,500)     $ 1,475,127
  Accumulated depreciation                                     (1,008,438)        575,200         (433,238)
                                                              -----------     -----------      -----------
      Net utility plant in service                              1,239,189        (197,300)       1,041,889
  Construction work in progress                                    19,380         (11,700)           7,680
  Other, net                                                       27,819         (27,100)             719
                                                              -----------     -----------      -----------
      Net utility plant                                         1,286,388        (236,100)       1,050,288
                                                              -----------     -----------      -----------


Other Property and Investments:
  Nuclear decommissioning trusts, at market                       211,194         (88,000)         123,194
  Other, net                                                       11,742            -              11,742
                                                              -----------     -----------      -----------
      Total other property and investments                        222,936         (88,000)         134,936
                                                              -----------     -----------      -----------


Current Assets:
  Cash and temporary cash investments                                 442         481,977          482,419
  Special deposits                                                  1,062            -               1,062
  Accounts receivable:
    Customers, net                                                 60,012            -              60,012
    Other                                                          41,895           8,700           50,595
  Unbilled revenues                                                43,687            -              43,687
  Materials and supplies, at average cost or less:
    Construction and maintenance                                   24,727         (17,300)           7,427
    Fuel                                                           12,218         (12,218)              -
  Deferred income taxes                                             2,945            -               2,945
  Prepayments                                                      20,616            -              20,616
                                                              -----------     -----------      -----------
       Total current assets                                       207,604         461,159          668,763
                                                              -----------     -----------      -----------


Deferred Debits and Other Assets:
  Regulatory assets, net:
    Competitive transition charge                                 680,213            -             680,213
    Other regulatory assets, net                                  921,934          (5,000)         916,934
  Deferred income taxes                                           714,202         143,400          857,602
  Other                                                            31,692          31,200           62,892
                                                              -----------     -----------      -----------
      Total deferred debits and other assets                    2,348,041         169,600        2,517,641
                                                              -----------     -----------      -----------







      Total Assets                                            $ 4,064,969      $  306,659      $ 4,371,628
                                                              ===========     ===========      ===========



                                              11

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



                  Metropolitan Edison Company and Subsidiaries
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                December 31, 1998
                   -------------------------------------------

                                                                            (In Thousands)

LIABILITIES AND CAPITALIZATION                                   Actual       Adjustments       Pro Forma
                                                              -----------     -----------      -----------
Capitalization:
  Common stock                                                $    66,273     $      -         $    66,273
  Capital surplus                                                 370,200            -             370,200
  Retained earnings and accumulated
    other comprehensive income                                    250,586         (62,676)         187,910
                                                              -----------     -----------      -----------
      Total common stockholder's equity                           687,059         (62,676)         624,383
  Cumulative preferred stock                                       12,056            -              12,056
  Company-obligated mandatorily redeemable
    preferred securities                                          100,000            -             100,000
  Long-term debt                                                  546,904            -             546,904
                                                              -----------     -----------      -----------
      Total capitalization                                      1,346,019         (62,676)       1,283,343
                                                              -----------     -----------      -----------


Current Liabilities:
  Securities due within one year                                   30,024            -              30,024
  Notes payable                                                    79,540            -              79,540
  Obligations under capital leases                                 27,135         (27,100)              35
  Accounts payable:
    Affiliates                                                     75,933            -              75,933
    Other                                                         102,390          (7,700)          94,690
  Taxes accrued                                                    19,463         140,500          159,963
  Interest accrued                                                 16,747            -              16,747
  Other                                                            42,598            -              42,598
                                                              -----------     -----------      -----------
      Total current liabilities                                   393,830         105,700          499,530
                                                              -----------     -----------      -----------


Deferred Credits and Other Liabilities:
  Deferred income taxes                                         1,010,982         (12,500)         998,482
  Unamortized investment tax credits                               27,157             600           27,757
  Three Mile Island Unit 2 future costs                           241,707            -             241,707
  Nuclear fuel disposal fee                                        31,912            -              31,912
  Nonutility generation contract loss liability                   787,440            -             787,440
  Other                                                           225,922         275,535          501,457
                                                              -----------     -----------      -----------
      Total deferred credits and other liabilities              2,325,120         263,635        2,588,755
                                                              -----------     -----------      -----------










      Total Liabilities and Capitalization                    $ 4,064,969      $  306,659      $ 4,371,628
                                                              ===========     ===========      ===========


                                              12

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


                  Metropolitan Edison Company and Subsidiaries
                        Consolidated Statements of Income
                   Actual (audited) and Pro Forma (unaudited)
                            For The Year Ended December, 31, 1998
                  -----------------------------------------------

                                                                               (In Thousands)

                                                                Actual         Adjustments      Pro Forma
                                                              -----------     -----------      -----------
Operating Revenues                                             $  919,594     $   (32,400)     $   887,194
                                                              -----------     -----------      -----------

Operating Expenses:
  Fuel                                                             99,511         (99,511)          -
  Power purchased and interchanged:
    Affiliates                                                     17,766         (17,766)          -
    Others                                                        220,095         242,700          462,795
  Other operation and maintenance                                 247,189         (83,800)         163,389
  Depreciation and amortization                                   109,148         (47,600)          61,548
  Taxes, other than income taxes                                   58,459            -              58,459
                                                              -----------     -----------      -----------
      Total operating expenses                                    752,168          (5,977)         746,191
                                                              -----------     -----------      -----------

Operating Income Before Income Taxes                              167,426         (26,423)         141,003
  Income taxes                                                     42,979         (10,400)          32,579
                                                              -----------     -----------      -----------
Operating Income                                                  124,447         (16,023)         108,424
                                                              -----------     -----------      -----------

Other Income and Deductions:
  Allowance for other funds used during construction                  130            -                 130
  Other income/(expense), net                                     (13,539)           -             (13,539)
  Income taxes                                                      5,556            -               5,556
                                                              -----------     -----------      -----------
       Total other income and deductions                           (7,853)           -              (7,853)
                                                              -----------     -----------      -----------

Income Before Interest Charges                                    116,594         (16,023)         100,571
                                                              -----------     -----------      -----------

Interest Charges:
  Long-term debt                                                   42,493            -              42,493
  Company-obligated mandatorily
   redeemable preferred securities                                  9,000            -               9,000
  Other interest                                                    8,194            -               8,194
  Allowance for borrowed funds used
   during construction                                               (813)           -                (813)
                                                              -----------     -----------      -----------
       Total interest charges                                      58,874            -              58,874
                                                              -----------     -----------      -----------

Income Before Extraordinary Item                                   57,720         (16,023)          41,697
  Extraordinary item (net of income tax
   benefit of $4,708)                                              (6,805)           -              (6,805)
                                                              -----------     -----------      -----------
Net Income                                                         50,915         (16,023)          34,892
                                                              -----------     -----------      -----------
  Preferred stock dividends                                           483            -                 483
Earnings Available for Common Stock                            $   50,432       $ (16,023)      $   34,409
                                                              ===========     ===========      ===========


                                              13

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



                 Pennsylvania Electric Company and Subsidiaries
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                December 31, 1998
                 ------------------------------------------------
                                                                            (In Thousands)

ASSETS                                                         Actual          Adjustments      Pro Forma
                                                              -----------     -----------      -----------
Utility Plant:
  Utility plant in service                                    $ 2,802,360     $(1,101,600)     $ 1,700,760
  Accumulated depreciation                                     (1,175,842)        630,400         (545,442)
                                                              -----------     -----------      -----------
      Net utility plant in service                              1,626,518        (471,200)       1,155,318
  Construction work in progress                                    18,862          (8,500)          10,362
  Other, net                                                       19,482         (13,700)           5,782
                                                              -----------     -----------      -----------
      Net utility plant                                         1,664,862        (493,400)       1,171,462
                                                              -----------     -----------      -----------


Other Property and Investments:
  Nuclear decommissioning trusts, at market                        82,803         (38,300)          44,503
  Other, net                                                        7,705             -              7,705
                                                              -----------     -----------      -----------
      Total other property and investments                         90,508         (38,300)          52,208
                                                              -----------     -----------      -----------

Current Assets:
  Cash and temporary cash investments                               2,750       1,308,077        1,310,827
  Special deposits                                                  2,632             -              2,632
  Accounts receivable:
    Customers, net                                                 69,887             -             69,887
    Other                                                          28,893          48,500           77,393
  Unbilled revenues                                                43,998             -             43,998
  Materials and supplies, at average cost or less:
    Construction and maintenance                                   39,452         (28,200)          11,252
    Fuel                                                           17,107         (17,107)            -
  Deferred income taxes                                             7,589             -              7,589
  Prepayments                                                      31,551             -             31,551
                                                              -----------     -----------      -----------
       Total current assets                                       243,859       1,311,270        1,555,129
                                                              -----------     -----------      -----------

Deferred Debits and Other Assets:
  Regulatory assets, net:
    Competitive transition charge                                 343,602             -            343,602
    Other regulatory assets, net                                1,206,594         (20,400)       1,186,194
  Deferred income taxes                                           951,471         385,200        1,336,671
  Other                                                            23,911          15,700           39,611
                                                              -----------     -----------      -----------
      Total deferred debits and other assets                    2,525,578         380,500        2,906,078
                                                              -----------     -----------      -----------






      Total Assets                                            $ 4,524,807     $ 1,160,070      $ 5,684,877
                                                              ===========     ===========      ===========



                                              14

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



                 Pennsylvania Electric Company and Subsidiaries
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                December 31, 1998
                 ---------------------------------------------

                                                                            (In Thousands)

LIABILITIES AND CAPITALIZATION                                   Actual       Adjustments       Pro Forma
                                                              -----------     -----------      -----------
Capitalization:
  Common stock                                                $   105,812     $       -        $   105,812
  Capital surplus                                                 285,486             -            285,486
  Retained earnings and accumulated
    other comprehensive income                                    376,006         (63,223)         312,783
                                                              -----------     -----------      -----------
      Total common stockholder's equity                           767,304         (63,223)         704,081
  Cumulative preferred stock                                       16,681             -             16,681
  Company-obligated mandatorily redeemable
    preferred securities                                          105,000             -            105,000
  Long-term debt                                                  626,434             -            626,434
                                                              -----------     -----------      -----------
      Total capitalization                                      1,515,419         (63,223)       1,452,196
                                                              -----------     -----------      -----------

Current Liabilities:
  Securities due within one year                                   50,012             -             50,012
  Notes payable                                                    86,023             -             86,023
  Obligations under capital leases                                 13,979         (13,700)             279
  Accounts payable:
    Affiliates                                                     47,164             -             47,164
    Other                                                          47,795         (13,300)          34,495
  Taxes accrued                                                    32,755         447,300          480,055
  Interest accrued                                                 19,700             -             19,700
  Other                                                            37,272             -             37,272
                                                              -----------     -----------      -----------
      Total current liabilities                                   334,700         420,300          755,000
                                                              -----------     -----------      -----------


Deferred Credits and Other Liabilities:
  Deferred income taxes                                         1,338,235         (85,600)       1,252,635
  Unamortized investment tax credits                               36,926           1,000           37,926
  Three Mile Island Unit 2 future costs                           120,904             -            120,904
  Nuclear fuel disposal fee                                        15,956             -             15,956
  Nonutility generation contract loss liability                 1,016,380             -          1,016,380
  Other                                                           146,287         887,593        1,033,880
                                                              -----------     -----------      -----------
      Total deferred credits and other liabilities              2,674,688         802,993        3,477,681
                                                              -----------     -----------      -----------










      Total Liabilities and Capitalization                    $ 4,524,807     $ 1,160,070      $ 5,684,877
                                                              ===========     ===========      ===========


                                              15

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




                 Pennsylvania Electric Company and Subsidiaries
                        Consolidated Statements of Income
                   Actual (audited) and Pro Forma (unaudited)
                            For The Year Ended December, 31, 1998
               ---------------------------------------------------

                                                                               (In Thousands)

                                                                  Actual       Adjustments      Pro Forma
                                                              -----------     -----------      -----------

Operating Revenues                                             $1,032,226      $  (99,100)      $  933,126
                                                              -----------     -----------      -----------

Operating Expenses:
  Fuel                                                            176,548        (176,548)             -
  Power purchased and interchanged:
    Affiliates                                                      2,729          (2,729)             -
    Others                                                        233,395         281,600          514,995
  Other operation and maintenance                                 275,107         (79,100)         196,007
  Depreciation and amortization                                   109,800         (57,700)          52,100
  Taxes, other than income taxes                                   63,874            -              63,874
                                                              -----------     -----------      -----------
       Total operating expenses                                   861,453         (34,477)         826,976
                                                              -----------     -----------      -----------

Operating Income Before Income Taxes                              170,773         (64,623)         106,150
  Income taxes                                                     45,150         (25,800)          19,350
                                                              -----------     -----------      -----------
Operating Income                                                  125,623         (38,823)          86,800
                                                              -----------     -----------      -----------

Other Income and Deductions:
  Other income/(expense), net                                      (6,429)           -              (6,429)
  Income taxes                                                      2,613            -               2,613
                                                              -----------     -----------      -----------
       Total other income and deductions                           (3,816)           -              (3,816)

Income Before Interest Charges                                    121,807         (38,823)          82,984
                                                              -----------     -----------      -----------

Interest Charges:
  Long-term debt                                                   47,729            -              47,729
  Company-obligated mandatorily
   redeemable preferred securities                                  9,188            -               9,188
  Other interest                                                    8,197            -               8,197
  Allowance for borrowed funds used
   during construction                                             (1,897)           -              (1,897)
                                                              -----------     -----------      -----------

       Total interest charges                                      63,217            -              63,217
                                                              -----------     -----------      -----------

Income Before Extraordinary Item                                   58,590         (38,823)          19,767
  Extraordinary item (net of income tax
   benefit of $11,592)                                            (18,950)           -             (18,950)
                                                              -----------     -----------      -----------

Net Income                                                         39,640         (38,823)             817
  Preferred stock dividends                                           695            -                 695
                                                              -----------     -----------      -----------

Earnings Available for Common Stock                            $   38,945     $   (38,823)      $      122
                                                              ===========     ===========      ===========





                                              16

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